As filed with the Securities and Exchange Commission on February 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

33-0344842

(I.R.S. Employer Identification No.)

4955 Directors Place
San Diego, CA 92121

(858) 203-4100

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Henry Ji

Chairman of the Board of Directors, President and Chief Executive Officer

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121

(858) 203-4100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Deborah Telman, Esq.	Jeffrey T. Hartlin, Esq.
Senior Vice President and General Counsel	Paul Hastings LLP
Sorrento Therapeutics, Inc.	1117 S. California Avenue
4955 Directors Place	Palo Alto, CA 94304
San Diego, CA 92121	(650) 320-1804
(858) 203-4100

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,795,011	(3)	$2.12	$3,805,423.32	$461.22
Common Stock, par value $0.0001 per share, issuable upon conversion of convertible notes	5,397,325	(4)	$2.12	$11,442,329.00	$1,386.81
Common Stock, par value $0.0001 per share, issuable upon exercise of warrants	2,698,662	(5)	$2.12	$5,721,163.44	$693.41
Total	9,890,998		—	$20,968,915.76	$2,541.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Capital Market on February 6, 2019, a date within five business days prior to the filing of this Registration Statement.
(3)	All 1,795,011 shares of Common Stock are to be offered by certain of the selling stockholders named herein, which such shares of Common Stock were issued on April 27, 2018 to such selling stockholders in connection with the acquisition of all of the outstanding ordinary shares of Virttu Biologics Limited by a subsidiary of the Registrant.
(4)	All 5,397,325 shares of Common Stock issuable upon conversion of the convertible notes are to be offered by certain of the selling stockholders named herein, which notes were issued to such selling stockholders pursuant to that certain Securities Purchase Agreement dated as of March 26, 2018, by and among the Registrant and the purchasers identified in Schedule A thereto, as amended on June 13, 2018, or the Securities Purchase Agreement.
(5)	All 2,698,662 shares of Common Stock issuable upon exercise of the warrants are to be offered by certain of the selling stockholders named herein, which warrants were issued to such selling stockholders pursuant to the Securities Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 11, 2019

PROSPECTUS

Sorrento Therapeutics, Inc.

9,890,998 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders,” or the Selling Stockholders, of up to 9,890,998 shares, or the Shares, of our common stock, par value $0.0001 per share, or Common Stock. The 9,890,998 Shares consist of: (i) 1,795,011 shares of Common Stock, or the Virttu Shares, issued on April 27, 2018 pursuant to that certain Share Purchase Agreement, dated April 27, 2017, as amended effective April 27, 2018, or the Share Purchase Agreement, by and among us, TNK Therapeutics, Inc., or TNK, Virttu Biologics Limited, or Virttu, the shareholders of Virttu party thereto, or the Virttu Shareholders, and Dayspring Ventures Limited, as representative of the Virttu Shareholders, (ii) up to 5,397,325 shares of Common Stock, or the Note Shares, issuable upon conversion of outstanding Convertible Promissory Notes, or the Notes, issued by us pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2018, as amended on June 13, 2018, or the Securities Purchase Agreement, by and among us and the purchasers identified in Schedule A thereto, or the Purchasers, and (iii) up to 2,698,662 shares of Common Stock, or the Warrant Shares, issuable upon exercise of outstanding warrants to purchase shares of Common Stock issued by us pursuant to the Securities Purchase Agreement, or the Warrants. The Warrants will become exercisable on December 11, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $3.28 per share of Common Stock. We are registering the resale of the Virttu Shares as required by the Registration Rights Agreement, dated April 27, 2017, by and among us and the Virttu Shareholders, or the April Registration Rights Agreement. We are registering the resale of the Note Shares and the Warrant Shares as required by the Registration Rights Agreement, dated June 13, 2018, by and among us and the Purchasers, or the June Registration Rights Agreement.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares.  The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering.  The Selling Stockholders may be deemed underwriters of the Shares that they are offering pursuant to this prospectus.  We will bear all costs, expenses and fees in connection with the registration of the Shares.  The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SRNE”. On February 6, 2019, the last reported sales price for our Common Stock was $2.20 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2019.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under which the Selling Stockholders may offer from time to time up to an aggregate of 9,890,998 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Important Information Incorporated by Reference”.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sorrento”, “the Company”, “we”, “us”, “our” or similar references mean Sorrento Therapeutics, Inc. together with its consolidated subsidiaries.

Sorrento Therapeutics, Inc.

We are a clinical stage biotechnology company focused on delivering clinically meaningful therapies to patients and their families, globally. Our primary focus is to transform cancer into a treatable or chronically manageable disease. We also have programs assessing the use of our technologies and products in auto-immune, inflammatory, neurodegenerative and infectious diseases and pain indications with high unmet medical needs.

At our core, we are an antibody-centric company and leverage our proprietary G-MAB™ library and targeted delivery modalities to generate the next generation of cancer therapeutics. Our validated fully human antibodies include PD-1, PD-L1, CD38, CD123, CD47, c-MET, VEGFR2, CCR2, OX40, TIGIT and CD137 among others.

Our vision is to leverage these antibodies in conjunction with proprietary targeted delivery modalities to generate the next generation of cancer therapeutics. These modalities include proprietary antibody drug conjugates, bispecific approaches, as well as TCR-like antibodies. With LA Cell, Inc., our joint venture with City of Hope, our objective is to become the global leader in the development of antibodies against intracellular targets such as STAT3, mutant KRAS, MYC, p53 and TAU. Additionally, we have acquired and are assessing the regulatory and strategic path forward for our portfolio of late stage biosimilar/biobetter antibodies based on Erbitux®, Remicade®, Xolair®, and Simulect® as these may represent nearer term commercial opportunities.

With each of our programs, we aim to tailor our therapies to treat specific stages in the evolution of cancer, from elimination, to equilibrium and escape. In addition, our objective is to focus on tumors that are resistant to current treatments and where we can design focused trials based on a genetic signature or biomarker to ensure patients have the best chance of a durable and significant response. We have several immuno-oncology programs that are in or near to entering the clinic. These include cellular therapies, an oncolytic virus and a palliative care program targeted to treat intractable cancer pain. Finally, as part of our global aim to provide a wide range of therapeutic products to meet underserved therapeutic markets, we have made investments in pain focused treatments which we believe will serve to provide short term upside to our core thesis.

Our cellular therapy programs focus on Chimeric Antigen Receptor-T Cell, or CAR-T, for adoptive cellular immunotherapy to treat both solid and liquid tumors. We have reported early data from Phase I trials of our carcinoembryonic antigen and PSMA directed CAR-T programs. Our CD38 CAR-T is being evaluated in the context of highly resistant multiple myeloma, amyloidosis and graft-versus-host disease. We are assessing our CD123 CAR-T in the context of highly resistant acute myeloid leukemia. Both of the latter programs have successfully demonstrated strong preclinical anti-tumor activity in animal models. We have successfully submitted an Investigational New Drug application, or IND, for CD38 CAR-T for the treatment of refractory or relapsed multiple myeloma, or RRMM, and have obtained approval from the U.S. Food and Drug Administration, or the FDA, to commence a human clinical trial for this indication. We began a CD38 CAR-T clinical trial with RRMM patients in November 2018. Furthermore, we intend to submit additional INDs for more advanced CAR-T product candidates in the future.

Finally, as part of our global aim to provide a wide range of therapeutic products to meet underserved therapeutic markets, we have made investments in pain focused treatments which we believe will serve to provide short term upside to our core thesis. These include resiniferatoxin, or RTX, which is a non-opioid-based TRPV1 agonist neurotoxin used as an injectable pain treatment. The compound RTX has been granted orphan drug status for the treatment of intractable pain at end-stage cancer and a Phase I trial with the National Institutes of Health is concluding. Other applications of RTX are expected to start Phase I trials in 2018. Additionally, we have acquired proprietary technologies to responsibly develop next generation, branded pharmaceutical products to better manage critical conditions and maximize the quality of life of patients and healthcare providers. Scilex Pharmaceutical Inc.’s lead product candidate, ZTlido™ (lidocaine topical system 1.8%), is a next-generation lidocaine delivery system recently approved by the FDA for the treatment of post-herpetic neuralgia, a severe neuropathic pain condition. ZTlido™ (lidocaine topical system 1.8%) is manufactured by our collaboration partner in their state of the art manufacturing facility. For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017, as amended. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

On September 21, 2009, QuikByte Software, Inc., a Colorado corporation and shell company, or QuikByte, consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation and private concern, or STI, in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of STI common stock were converted into an aggregate of 6,775,032 shares of QuikByte common stock and STI became a wholly owned subsidiary of QuikByte. The holders of QuikByte’s common stock immediately prior to the Merger held an aggregate of 2,228,333 shares of QuikByte’s common stock immediately following the Merger.

We were originally incorporated as San Diego Antibody Company in California in 2006 and were renamed “Sorrento Therapeutics, Inc.” and reincorporated in Delaware in 2009, prior to the Merger. QuikByte was originally incorporated in Colorado in 1989. Following the Merger, on December 4, 2009, QuikByte reincorporated under the laws of the State of Delaware, or the Reincorporation. Immediately following the Reincorporation, on December 4, 2009, we merged with and into QuikByte, the separate corporate existence of STI ceased and QuikByte continued as the surviving corporation, or the Roll-Up Merger. Pursuant to the certificate of merger filed in connection with the Roll-Up Merger, QuikByte’s name was changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

Risk Factors

An investment in shares of our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus before investing in our Common Stock.

Use of Proceeds

Although we will incur expenses in connection with the registration of the Shares covered by this prospectus, we will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 4955 Directors Place, San Diego, CA 92121, and our telephone number at that address is (858) 203-4100. Our website is www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

The terms of our outstanding convertible promissory notes place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

On June 13, 2018, we issued and sold convertible promissory notes in an aggregate principal amount of $37.8 million (the “Convertible Notes”) to certain accredited investors pursuant to a Securities Purchase Agreement, as amended (the “Securities Purchase Agreement”). The Convertible Notes accrue interest at a rate equal to 5.0% per annum and mature upon the earlier to occur of June 13, 2023 and the date of the closing of a change of control (the “Maturity Date”). At any time and from time to time before the Maturity Date, the holders of the Convertible Notes have the option to convert any portion of the outstanding principal amount of the Convertible Notes that is equal to or greater than the lesser of: (1) $4,000,000, and (2) the then-outstanding principal amount of the Convertible Note being converted into shares of common stock at a price per share of $7.0125, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Any conversion of the Convertible Notes could result in material dilution to our existing stockholders. Accrued but unpaid interest on the Convertible Notes shall be paid in cash semi-annually in arrears on or prior to the 30th day of June and 31st day of December of each calendar year commencing with the year ended December 31, 2018. If a holder elects to convert any of the principal amount of their Convertible Note, then all accrued but unpaid interest on such portion of the principal amount shall become due and payable in cash. The Securities Purchase Agreement and the Convertible Notes contain customary restrictive covenants, which will remain in effect so long as the aggregate outstanding principal amount of the Convertible Notes is at least $18.8 million, including significant limitations on incurring additional indebtedness, liens, declaring cash dividends or making cash distributions and dispositions of our assets, in each case subject to customary exceptions. The breach of such covenants or the occurrence of certain other events would result in the occurrence of an event of default. Upon the occurrence of an event of default and following any applicable cure periods, the interest rate under the Convertible Notes will automatically increase to 12.0% per annum, effective until the day after such default is cured, and the holders of the Convertible Notes may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Convertible Notes, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Any declaration by the holders of the Convertible Notes of an event of default could significantly harm our business and prospects and could cause the price of our common stock to decline.

On September 7, 2018, Scilex issued and sold senior secured notes due 2026 in an aggregate principal amount of $224,000,000 (the “Scilex Notes”) for an aggregate purchase price of $140,000,000 (the “Scilex Offering”). In connection with the Scilex Offering, Scilex also entered into an indenture (the “Scilex Indenture”) governing the Scilex Notes with U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), and us. Pursuant to the Indenture, we agreed to irrevocably and unconditionally guarantee, on a senior unsecured basis, the punctual performance and payment when due of all obligations of Scilex under the Scilex Indenture (the “Guarantee”).

The Scilex Indenture governing the Scilex Notes contains customary events of default with respect to the Scilex Notes (including a failure to make any payment of principal on the Scilex Notes when due and payable), and, upon certain events of default occurring and continuing, the Trustee by notice to Scilex, or the holders of at least 25% in principal amount of the outstanding Scilex Notes by notice to Scilex and the Trustee, may (subject to the provisions of the Scilex Indenture) declare 100% of the then-outstanding principal amount of the Scilex Notes to be due and payable. Upon such a declaration of acceleration, such principal will be due and payable immediately. In the case of certain events, including bankruptcy, insolvency or reorganization involving us or Scilex, the Scilex Notes will automatically become due and payable.

Pursuant to the Scilex Indenture, we and Scilex must also comply with certain covenants with respect to the commercialization of ZTlido™ (lidocaine topical system 1.8%), as well as customary additional affirmative covenants, such as furnishing financial statements to the holders of the Scilex Notes, minimum cash requirements and net sales reports; and negative covenants, including limitations on the following: the incurrence of debt; the payment of dividends, the repurchase of shares and under certain conditions making certain other restricted payments; the prepayment, redemption or repurchase of subordinated debt; a merger, amalgamation or consolidation involving Scilex; engaging in certain transactions with affiliates; and the making of investments other than those permitted by the Indenture.

On November 7, 2018, we and certain of our domestic subsidiaries (the “Guarantors”) entered into a Term Loan Agreement (the “Loan Agreement”) with certain funds and accounts managed by Oaktree Capital Management, L.P. (collectively, the “Lenders”) and Oaktree Fund Administration, LLC, as administrative and collateral agent, for an initial term loan of $100.0 million (the “Initial Loan”) and a second tranche of $50.0 million, subject to the achievement of certain commercial and financial milestones between August 7, 2019 and November 7, 2019, and the satisfaction of certain customary conditions. The Initial Loan was funded on November 7, 2018. The Loan Agreement contains customary affirmative and restrictive covenants and representations and warranties, including financial reporting obligations and minimum liquidity requirements and limitations on indebtedness, liens, negative pledges, certain restricted payments, subsidiary distributions, investments, fundamental transactions, dispositions of assets and transactions with affiliates. The Loan Agreement also contains other customary provisions, such as expense reimbursement and confidentiality obligations, as well as indemnification rights for the benefit of the Lenders.

If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 16, 2018, as amended, and elsewhere in the documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders. We may, however, receive cash proceeds equal to up to the total exercise price of the Warrants to the extent that the Warrants are exercised for cash. The exercise price of the Warrants is $3.28 per share of Common Stock. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. However, the Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without making a cash payment to us in the event that there is no registration statement registering the Warrant Shares for resale. There can be no assurance that any of these Warrants will be exercised by the Selling Stockholders at all or that the Warrants will be exercised for cash rather than pursuant to the “cashless exercise” feature. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds to provide capital support or for general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants for cash.

The Selling Stockholders will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants and, solely with respect to the registration of the Virttu Shares, the actual, reasonable and documented fees and expenses of counsel for the Virttu Shareholders in an amount not to exceed $10,000, in each case, in connection with the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 9,890,998 shares of our Common Stock. The shares to be offered hereby were issued or are issuable to the Selling Stockholders in connection with (i) our acquisition of all of the outstanding ordinary shares of Virttu pursuant to the Share Purchase Agreement, (ii) the conversion of the Notes, and (iii) the exercise of the Warrants.

Pursuant to the terms of the Share Purchase Agreement, on April 27, 2018, we issued an aggregate total of 1,795,011 shares of Common Stock to the Virttu Shareholders and further agreed to register the 1,795,011 shares of our Common Stock pursuant to the April Registration Rights Agreement. As of the date hereof, the Notes are convertible at any time into an aggregate of 5,397,325 shares of Common Stock. The Warrants became exercisable on December 11, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $3.28 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Pursuant to the terms of the June Registration Rights Agreement, we agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The Shares were issued or will be issuable to the Selling Stockholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder, as well as the safe harbor provided by Regulation S under the Securities Act.

The shares of Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly.  The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders.  Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed or quoted.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement.  See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under the registration statement of which this prospectus forms a part.  The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of February 6, 2019, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering.  The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of February 6, 2019.  As of such date, 122,280,092 shares of Common Stock were outstanding.

	Shares Beneficially Owned Prior to the Offering(1)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this		Shares Beneficially Owned After the Offering(1)(2)
Name	Number		Percentage	Prospectus		Number	Percentage
Dayspring Ventures Limited	2,312,916	(3)	1.9%	1,654,271		658,645	*
Cancer Research Technology Limited	27,798	(4)	*	21,706		6,092	*
GU Holdings Limited	91,754	(5)	*	71,646		20,108	*
Suzanne Moira Brown	61,235	(6)	*	47,388		13,847	*
Asia Pacific MedTech (BVI) Limited	11,017,987	(7)	8.9%	2,139,036	(8)	8,878,951	7.2%
Famous Sino Limited	8,031,955	(9)	6.4%	1,200,000	(10)	6,831,955	5.5%
China In Shine Investment Limited	8,481,955	(11)	6.7%	1,650,000	(12)	6,831,955	5.5%
Himark Group (Holdings) Company Limited	1,500,000	(13)	1.2%	1,500,000	(13)	—	—
Success Indicator Investments Limited	1,500,000	(14)	1.2%	1,500,000	(14)	—	—
Pipeline Ventures, LLC	106,951	(15)	*	106,951	(15)	—	—
TOTAL	33,132,551		—	9,890,998		23,241,553	—

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of February 6, 2019) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	The address of the Selling Stockholder is 4 Bond Street, St Helier, Jersey JE2 3NP. Voting and dispositive power with respect to the 2,312,916 shares held by the Selling Stockholder is held by Daniel Young and Richard Joynt, who are Directors of the Selling Stockholder.
(4)	The address of the Selling Stockholder is Angel Building, 407 St John Street, London EC1V 4AD. Voting and dispositive power with respect to the 27,798 shares held by the Selling Stockholder is held by Iain Foulkes, who is the Chief Executive Officer of the Selling Stockholder, Andrew Waldron, who is the Head of Legal and Company Secretary and Laura Fletcher, who is the Associate Director, Business Management of the Selling Stockholder.
(5)	The address of the Selling Stockholder is 11 The Square, University Avenue, Glasgow, Lanarkshire, G12 8QQ. Voting and dispositive power with respect to the 91,754 shares held by the Selling Stockholder is held by Neal Peter Juster, who is the Director of the Selling Stockholder.
(6)	The address of the Selling Stockholder is Kilure, The Steading, Croy Cunningham, Killearn, Glasgow, G63 9QY.
(7)	Consists of (i) 8,617,513 shares held directly by the Selling Stockholder, (ii) 261,438 shares issuable to the Selling Stockholder upon exercise of a warrant held by the Selling Stockholder, (iii) 1,426,024 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (iv) 713,012 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Nana Gu is the sole director and sole shareholder of the Selling Stockholder and may be deemed to have voting and dispositive power over the shares, the warrant and the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder and Miss Gu is c/o Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(8)	Consists of: (i) 1,426,024 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 713,012 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Nana Gu is the sole director and sole shareholder of the Selling Stockholder and may be deemed to have voting and dispositive power over the Warrant and the Note held by the Selling Stockholder.
(9)	Consists of (i) 4,407,713 shares held directly by the Selling Stockholder, (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of a warrant held by the Selling Stockholder, (iii) 800,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (iv) 400,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Guangze Wu is the sole director of the Selling Stockholder and may be deemed to have voting and dispositive power over the shares, the warrant and the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder is Flat B, 1/F, Tower 1, Dynasty Court, No. 23 Old Peak Road, Hong Kong.

(10)	Consists of: (i) 800,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 400,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Guangze Wu is the sole director of the Selling Stockholder and may be deemed to have voting and dispositive power over the Note and the Warrant held by the Selling Stockholder.
(11)	Consists of (i) 4,407,713 shares held directly by the Selling Stockholder, (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of a warrant held by the Selling Stockholder, (iii) 1,100,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder and (iv) 550,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Chit Fung is the sole director of the Selling Stockholder and may be deemed to have voting and dispositive power over the shares, the warrant and the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder is 18/F, Des Voeux Road West, Hong Kong.
(12)	Consists of: (i) 1,100,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 550,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Chit Fung is the sole director of the Selling Stockholder and may be deemed to have voting and dispositive power over the Note and the Warrant held by the Selling Stockholder.
(13)	Consists of: (i) 1,000,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 500,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Na O is a Director of the Selling Stockholder and may be deemed to have voting and dispositive power over the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder is Flat C, 7/F, One Island Place, 51 Tanner Road, North Point, Hong Kong.
(14)	Consists of: (i) 1,000,000 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 500,000 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Kang Li is a Director of the Selling Stockholder and may be deemed to have voting and dispositive power over the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder is Unit A & B, 22nd Floor, Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.
(15)	Consists of: (i) 71,301 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 35,650 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Patrick Lin is a Partner of the Selling Stockholder and may be deemed to have voting and dispositive power over the Note held by the Selling Stockholder. The principal business address of the Selling Stockholder is 45 Coachwood Terrace, Orinda, CA 94563.

Indemnification

Under the April Registration Rights Agreement and the June Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders, their affiliates and permitted transferees against certain losses, claims, damages, liabilities, settlement costs and expenses, including certain liabilities under the Securities Act and the Exchange Act.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock previously issued to certain of the Selling Stockholders pursuant to the Share Purchase Agreement, the shares of Common Stock issuable upon exercise of the Notes previously issued to the Selling Stockholders and the shares of Common Stock issuable upon conversion of the Warrants previously issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Common Stock, the Notes and the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock, the Notes or the Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the April Registration Rights Agreement and the June Registration Rights Agreement, estimated to be $152,542 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Stockholder will pay all underwriting fees, discounts and selling commissions, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, or we may be entitled to contribution in an amount not to exceed the amount by which the net proceeds received by such Selling Stockholder exceeds the amount of damages that such Selling Stockholder has otherwise been required to pay.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

General Matters

As of February 6, 2019, our authorized capital stock consisted of 750,000,000 shares of Common Stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors, or our Board, may establish the rights and preferences of the preferred stock from time to time. As of February 6, 2019, there were 122,280,092 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, does not provide for cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and potential expansion of our business. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are issued and outstanding. Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be set forth in the applicable certificate of designation for the series. Prior to the issuance of shares of each series of preferred stock, our Board is required by the General Corporation Law of the State of Delaware, or the DGCL, and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by our Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of our Board;

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

(c) Whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by our Board; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of our other securities, whether or not convertible into shares of our Common Stock.

In connection with the adoption of a rights agreement, dated November 7, 2013, we filed a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, or the Certificate of Designation, with the Secretary of State of the State of Delaware, which designated 1,000,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock. The rights, preferences and privileges of the Series A Junior Participating Preferred Stock are as set forth in the Certificate of Designation. The rights agreement was amended and restated in December 2015 and is described below under “—Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL—Stockholder Rights Agreement”.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

•	provide our Board with the ability to alter our Bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the Common Stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board the power to approve or disapprove of stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Interested Stockholder Transactions. We are subject to Section 203 of the DGCL, which prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who is a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the transaction is approved by the board of directors before the date the interested stockholder attained that status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. In general, the DGCL defines a business combination to include the following: (a) any merger or consolidation involving the corporation and the interested stockholder; (b) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (d) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Stockholder Rights Agreement. In December 2015, we entered into an Amended and Restated Rights Agreement, or the Amended Rights Agreement, with Philadelphia Stock Transfer, Inc., as Rights Agent. The Amended Rights Agreement provides that in the event of (i) an acquisition of 15% or more of our outstanding Common Stock by any person other than a beneficial owner of 15% of our outstanding Common Stock as of December 21, 2015, (ii) an acquisition of one or more shares of our Common Stock by any person who beneficially owned 15% or more of our outstanding Common Stock as of December 21, 2015, or (iii) an announcement of an intention to make a tender offer or exchange offer for 15% or more of our outstanding Common Stock, our stockholders, other than the potential acquiror, shall be granted rights enabling them to purchase additional shares of our Common Stock at a substantial discount to the then prevailing market price. The Amended Rights Agreement could significantly dilute such acquiror’s ownership position in our shares, thereby making a takeover prohibitively expensive and encouraging such acquiror to negotiate with our Board. Therefore, the Amended Rights Agreement could make it more difficult for a third party to acquire control of us without the approval of our Board.

Warrants

As of February 6, 2019, in addition to the Warrants to purchase 2,698,662 shares of Common Stock issued to certain of the Selling Stockholders pursuant to the Securities Purchase Agreement, warrants to purchase 22,936,455 shares of Common Stock with a weighted-average exercise price of $3.91 per share were outstanding. The Warrants to purchase an aggregate of 2,698,662 shares of Common Stock became exercisable on December 11, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $3.28 per share of Common Stock. We are registering the resale of the shares of Common Stock issuable upon exercise of the Warrants pursuant to the registration statement of which this prospectus forms a part. All of our other outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 19.99% or 19.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Convertible Promissory Notes

As of February 6, 2019, the aggregate outstanding principal amount under the Notes was $37,848,750. At any time and from time to time before the earlier to occur of the date that is five years from the date of issuance of the Notes and the date of the closing of a change of control of the Company, the holders of the Notes have the option to convert any portion of the outstanding principal amount of such Notes that is equal to or greater than the lesser of: (1) $4,000,000, and (2) the then-outstanding principal amount of the Note being converted into shares of Common Stock at a price per share of $7.0125, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Accrued but unpaid interest on the Notes shall be paid in cash semi-annually in arrears on or prior to the 30th day of June and 31st day of December of each calendar year commencing with the year ended December 31, 2018. If a Note holder elects to convert any of the principal amount of its Note, then all accrued but unpaid interest on such portion of the principal amount shall become due and payable in cash.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Philadelphia Stock Transfer, Inc., 2320 Haverford Road, Suite 230, Ardmore, PA 19003.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2017 and 2016, and the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2017 of Sorrento Therapeutics, Inc. and subsidiaries, or the Company, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the Company’s ability to continue as a going concern and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sorrento Therapeutics, Inc. for the year ended December 31, 2015, incorporated by reference in this prospectus have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of Common Stock being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 15 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;
(b)	The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on April 26, 2018;
(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 19, 2018;
(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 10, 2018;
(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 9, 2018;
(f)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed with the SEC on November 9, 2018;
(g)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 27, 2018, March 19, 2018, March 27, 2018, April 18, 2018, April 27, 2018, June 14, 2018, August 28, 2018, September 10, 2018, November 8, 2018, November 16, 2018 and January 24, 2019; and
(h)	The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121
Attn: Corporate Secretary

Phone: (858) 203-4100

SORRENTO THERAPEUTICS, INC.

9,890,998 SHARES OF COMMON STOCK

PROSPECTUS

__________ __, 2019

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$2,542
Legal fees and expenses	100,000
Accounting fees and expenses	40,000
Printing, transfer agent fees and miscellaneous expenses	10,000
Total	$152,542

Item 15. Indemnification of Directors and Officers

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions), or (4) for any transaction from which a director derived an improper personal benefit.

Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s Restated Certificate of Incorporation, as amended, or the Certificate of Incorporation, eliminates the personal liability of directors to the fullest extent permitted by the DGCL and, together with the Registrant’s Bylaws, provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

The Registrant has an insurance policy that insures its directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

The Registrant has indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify a director or officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of a director or officer of the Registrant, or any of the Registrant’s subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request, including liability arising out of negligence or active or passive misconduct by the officer or director. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Item 16. Exhibits

Exhibit Number	Description
2.1+	Agreement and Plan of Merger between Sorrento Therapeutics, Inc. and IgDraSol, Inc. dated September 9, 2013 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 11, 2013).

2.2+	Stock Purchase Agreement, dated November 8, 2016, by and among Sorrento Therapeutics, Inc., Scilex Pharmaceuticals Inc., the stockholders of Scilex Pharmaceuticals Inc. party thereto and SPI Shareholders Representative, LLC, as representative of the stockholders of Scilex Pharmaceuticals Inc. party thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2016).

2.3+	Share Purchase Agreement, dated April 27, 2017, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc., Virttu Biologics Limited, the shareholders of Virttu Biologics Limited party thereto and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited party thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2017).

2.4	Amendment No. 1 to Share Purchase Agreement, effective April 27, 2018, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc. and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 27, 2018).

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Form S-3 filed with the SEC on June 24, 2013).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 1, 2013).

3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

3.4	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on November 12, 2013).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2009).

4.2	Amended and Restated Rights Agreement, dated as of December 21, 2015 by and between Sorrento Therapeutics, Inc. and Philadelphia Stock Transfer, Inc., as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2015).

4.3	Form of Common Stock Purchase Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of April 3, 2016, by and among Sorrento Therapeutics, Inc., ABG SRNE Limited and Ally Bridge LB Healthcare Master Fund Limited (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 29, 2016).

4.4	Form of Common Stock Purchase Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of April 3, 2016, by and between Sorrento Therapeutics, Inc. and FREJOY Investment Management Co., Ltd. and Securities Purchase Agreement, dated as of April 3, 2016, by and between Sorrento Therapeutics, Inc. and Beijing Shijilongxin Investment Co., Ltd. (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 29, 2016).

4.5	Common Stock Purchase Warrant issued to Yuhan Corporation on April 29, 2016 (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on June 29, 2016).

4.6	Registration Rights Agreement, dated November 8, 2016, by and among Sorrento Therapeutics, Inc. and the persons party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 8, 2016).

4.7	Warrant Agreement, dated November 23, 2016, issued by Sorrento Therapeutics, Inc. to Hercules Capital, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 29, 2016).

4.8	Registration Rights Agreement, dated April 27, 2017, by and among Sorrento Therapeutics, Inc. and the persons party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 28, 2017).

4.9	Securities Purchase Agreement, dated as of December 11, 2017, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 11, 2017).

4.10	Form of Convertible Promissory Note issued to investors pursuant to the Securities Purchase Agreement, dated as of December 11, 2017, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2017).

4.11	Form of Common Stock Purchase Warrant issued to investors pursuant to the Securities Purchase Agreement, dated as of December 11, 2017, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2017).

4.12	Registration Rights Agreement, dated December 21, 2017, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 21, 2017).

4.13	Securities Purchase Agreement, dated as of March 26, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018).

4.14	Amendment No. 1 to Securities Purchase Agreement, dated as of June 13, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on the signature pages thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2018).

4.15	Form of Convertible Promissory Note, dated June 13, 2018, issued to investors pursuant to the Securities Purchase Agreement, dated as of March 26, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2018).

4.16	Form of Common Stock Purchase Warrant, dated June 13, 2018, issued to investors pursuant to the Securities Purchase Agreement, dated as of March 26, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2018).

4.17	Registration Rights Agreement, dated June 13, 2018, by and among Sorrento Therapeutics, Inc. and the purchasers identified on Schedule A thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 14, 2018).

4.18	Form of Warrant, dated November 7, 2018, issued by Sorrento Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018).

4.19	Registration Rights Agreement, dated November 7, 2018, by and among Sorrento Therapeutics, Inc. and the parties identified on Schedule A thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018).

4.20	Agreement and Consent, dated November 7, 2018, by and among Sorrento Therapeutics, Inc. and the Warrant Holders party thereto (incorporated by reference to Exhibit 10.6 of the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2018).

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Mayer Hoffman McCann P.C.

23.3*	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature page.

+ Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

* Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 11, 2019.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D. Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Henry Ji, Ph.D. and Jiong Shao, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry Ji, Ph.D.	Chairman of the Board of Directors, Chief Executive Officer and President	February 11, 2019
Henry Ji, Ph.D.	(Principal Executive Officer)

/s/ Jiong Shao	Executive Vice President and Chief Financial Officer	February 11, 2019
Jiong Shao	(Principal Financial and Accounting Officer)

/s/ Dorman Followwill	Director	February 11, 2019
Dorman Followwill

/s/ Kim D. Janda, Ph.D.	Director	February 11, 2019
Kim D. Janda, Ph.D.

/s/ David Lemus	Director	February 11, 2019
David Lemus

/s/Jaisim Shah	Director	February 11, 2019
Jaisim Shah

/s/ Yue Alexander Wu, Ph.D.	Director	February 11, 2019
Yue Alexander Wu, Ph.D.